D-Wave Announces New Leap Quantum LaunchPad™ Program to Fast-track Deployment of Quantum Computing Applications
Program aims to accelerate adoption of quantum computing to improve business outcomes and drive scientific discoveries
PALO ALTO, Calif. -- January 22, 2025 -- D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services, and the world’s first supplier of production-grade quantum computers, announced today the introduction of the new Leap Quantum LaunchPad™ program, an initiative designed to accelerate the deployment of quantum computing applications. The program offers free trial access to D-WaveTM technology and expertise to help customers use annealing quantum computing to solve important business and scientific problems that can be out of reach of classical computers.

Annealing quantum computing is here now, and adoption of the technology is growing. D-Wave is working with more than 100 commercial, government, and research customers that are using its quantum technologies to drive efficiencies, fuel operations, and conduct groundbreaking scientific experiments. Customers have submitted more than 200 million problems to D-Wave’s AdvantageTM quantum computing systems, helping to address challenges such as employee scheduling, production scheduling, resource optimization, logistics routing, cargo loading, academic research, and more.

The Leap Quantum LaunchPad program aims to jump-start the move to production deployment of quantum computing applications by helping customers quickly realize value from D-Wave annealing quantum computing technology today. The program is designed to accelerate the exploration, development, and implementation of quantum and hybrid-quantum applications by providing qualified participants access to D-Wave technology and support resources for a 3-month free trial period, including:
•D-Wave Advantage production-grade annealing quantum computers, with 5,000+ qubits, and sub-second solve times
•D-Wave’s LeapTM real-time quantum cloud service, which provides 99.9% uptime and availability, security and scalability, developer tools, and a suite of advanced optimization hybrid solvers
•Technical guidance from D-Wave quantum and optimization experts

Optimization problems are ubiquitous in today’s modern businesses, as organizations seek better and faster approaches to solve complex challenges. Annealing quantum computing is proven to be well-suited to addressing optimization problems.

“The Leap Quantum LaunchPad program will offer the access and support needed to quickly get started on the journey to realizing the power of quantum computing today,” said Lorenzo Martinelli, Chief Revenue Officer at D-Wave. “Through this initiative, we intend to help visionary organizations and individuals develop transformative quantum computing applications to address challenging business and scientific problems, and rapidly move those applications into production deployment.”

D-Wave also announced expanded quantum technology access for its Quantum Programming Core and Quick Start Training programs, which offer comprehensive, hands-on, expert-led training to quickly put theory into practice with real-world quantum applications. Participants enrolled in the training programs will now receive increased access to D-Wave annealing quantum computing technology.

For more information and to apply to participate in the Leap Quantum LaunchPad program, visit: https://www.dwavesys.com/quantum-launchpad/

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory. With its Quantum Center of Excellence located near Vancouver, Canada, D-Wave's global operations are based in Palo Alto, CA.
Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contacts:
D-Wave
Alex Daigle
media@dwavesys.com